UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Miami Breeze Car Care, Inc.
(Exact name of registrant as specified in its charter)

Florida	7542	86-257086
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

848 Brickell Ave, PH 5

Miami, Fl 33131

(786) 743 3017
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
of shares to be registered	each class is to be registered

Common Stock, par value $0.0001	OTC Markets [Pink]
Preferred Stock, par value $0.0001	OTC Markets [Pink]

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-266854

Securities to be registered pursuant to Section 12(g) of the Act: None

 Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, and preferred stock, par value $0.0001per share of Miami Breeze Care Care, Inc. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-266854) originally filed with the Securities and Exchange Commission on August 15, 2022, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are being registered other than the securities described under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-266854) originally filed with the Securities and Exchange Commission on August 15, 2022. In addition, the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 18, 2024

Miami Breeze Care Care, Inc.

By:	/s/ Wolfgang Ruecker
Name:	Wolfgang Ruecker
Title:	Chief Executive Officer, Director, and the Chairman of the Board